Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-285727) and Form S-3 (File Nos. 333-285474, 333-273546, 333-275187, 333-252874 and 333-248865) of our report dated February 27, 2025 with respect to the consolidated financial statements of enVVeno Medical Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

New York, NY
March 26, 2026